Exhibit 99.1

Investor Presentation Q1 2018 © 2018 Hilton Grand Vacations Inc. Proprietary

DISCLAIMER This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs, expectations and assumptions and information currently available to management, and are subject to risks and uncertainties. Actual results could differ materially because of factors such as: inherent business, financial and operating risks of the timeshare industry; adverse economic or market conditions that may affect the purchasing and vacationing decisions of consumers or otherwise harm our business; intense competition in the timeshare industry, which could lead to lower revenue or operating margins; the termination of material fee-for-service agreements with third parties; the ability of the Company to manage risks associated with our international activities, including complying with laws and regulations affecting our international operations; exposure to increased economic and operational uncertainties from expanding global operations, including the effects of foreign currency exchange; potential liability under anti-corruption and other laws resulting from our global operations; changes in tax rates and exposure to additional tax liabilities; the impact of future changes in legislation, regulations or accounting pronouncements; acquisitions, joint ventures, and strategic alliances that that may not result in expected benefits and that may have an adverse effect on our business; our dependence on development activities to secure inventory; cyber-attacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position; disclosure of personal data that could cause liability and harm to our reputation; abuse of our advertising or social platforms that may harm our reputation or user engagement; outages, data losses, and disruptions of our online services; claims against us that may result in adverse outcomes in legal disputes; risks associated with our debt agreements and instruments, including variable interest rates, operating and financial restrictions, and our ability to service our indebtedness; the continued service and availability of key executives and employees; and catastrophic events or geo-political conditions that may disrupt our business. For more information about these risks and uncertainties as well as other potential factors that could affect our financial results, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our SEC filings, including, but not limited to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. All information in this presentation is as of May 15, 2018. We assume no obligation to update any forward-looking statements or information to conform to actual results or changes in the Company’s expectations. This presentation is not an offer to sell or the solicitation of an offer to buy any securities of the company, nor will there be any sales of securities of the company in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.    This presentation includes certain terms that are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”), and certain financial measures that are not calculated in accordance with U.S. GAAP, including earnings before interest expense (excluding interest expense relating to our non-recourse debt), income tax expense, depreciation and amortization (“EBITDA”), Adj. EBITDA, Adj. EBITDA Margin, Net Debt and Net Debt / Adj. EBITDA, Contract Sales, Free Cash Flow and Return on Invested Capital (“ROIC”). Non-GAAP financial measures Adj. EBITDA, Adj. EBITDA Margin, Net Debt and Net Debt / Adj. EBITDA should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with U.S. GAAP. Please refer to the footnotes of this presentation for a reconciliation of the historical and forward-looking non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with U.S. GAAP. © 2018 Hilton Grand Vacations Inc. Proprietary 2

COMPANY OVERVIEW    © 2018 Hilton Grand Vacations Inc. Proprietary

STRATEGIC PRIORITIES STRATEGIC PRIORITIES Inspiring people to go further and share more Vision our priorities Grow sales and member base maximize customer engagement and experience strengthen and expand our brand presence focus on talent and operating effectiveness Nog = net owner growth © 2017 Hilton Grand Vacations Inc. Proprietary 4

THE NEW PARADIGM IN VACATION OWNERSHIP    Exceptional Vacation Offerings 48    HIGH-DEMAND UPSCALE ASSETS LOCATIONS IN 26 HGV MANAGED PROPERTIES OUT OFWITH OUSTANDING QUALITY 26ASSURANCE SCORES 20K EXCHANGE OPTIONS Strong Net Owner Growth 52% Adj. EBITDA v Growth (‘12-‘17) 2008–2017 CONTRACT 8% SALES CAGR    12/31/2017 288K CLUB MEMBERS    230 2014    8% CAGR 250 2015    269 2016    288 2017    Number of members (in 000s)    Differentiated Capital-Efficient Business Model $703 HGV    1.7x-1.9x Estimated Third Party 1    54% FEE-FOR-SERVICE AS % OF 2017 CONTRACT SALES    2012–2017 Cumulative Inventory Spend    Strong FCF Generation and ROIC $809M 4-YEAR CUMULATIVE FREE CASH FLOW    18.5% 29.2% 1.6x 2012 2017    Return on Invested Capital    (1) Estimated Third Party based on a range of HGV product costs times sales value of inventory. Disclaimer: Past performance does not necessarily predict future results.    © 2018 Hilton Grand Vacations Inc. Proprietary    5

CUSTOMER LIFE CYCLE    Real Estate Financing Club & Resort Rental & Ancillary Real Estate First Time Buyer • Deeded timeshare • Real Estate margin 32.4% YE 2017    Credit • Loans to high-quality customers • Interest income • Origination and servicing fees    Dues & Fees • Manage resort HOAs – HOA management fees • Operate HGV Club –Club enrollment fees, annual membership dues and transaction fees    On Property • Market transient rental – rental revenues • Retail, F&B and spa revenues    Additional Purchase • Second sale Real Estate revenue • Incremental management fees, Financing, Rental & Ancillary revenue    Disclaimer: Past performance does not necessarily predict future results.    © 2018 Hilton Grand Vacations Inc. Proprietary    6

REVENUE LIFECYCLE

We expect to generate 60% of a customer's lifetime value after the initial purchase.

Initial VOI Purchase

~$25K Purchase of home resort stay and points

Financing[1]

Financing of some or all of the VOI purchase



37%
10%
~60%
13%
1%
39%

Follow-on VOI Spend

Point reloads for nicer rooms and locations

Club and Resort[1]

Payment of club dues and HOA fees

Rental and Ancillary[1,2]

Purchases on resort (e.g. spa, food and beverage)

(1) Average, including spend related to follow-on VOI purchases, adjusted for defaults and share of customers financing; includes all interest revenue for contract sales.
(2) Rental sales and retail sales associated with transient and marketing stays not attributed to members. Analysis represents ancillary spend and excludes rental.
Disclaimer: Past performance does not necessarily predict future results.

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© 2018 Hilton Grand Vacations Inc. Proprietary

VACATION OWNERSHIP IS FLEXIBLE


Home Resort
HGV
Club Points
Hilton
Hotels
Other Uses
20,000+
Vacation
Options

~90% in Hilton Ecosystem

Lagoon Tower	48 HGV Resorts	5,000+ Hilton Hotels	Cruise Exchange, RCI & Airline

Disclaimer: Past performance does not necessarily predict future results.

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© 2018 Hilton Grand Vacations Inc. Proprietary

CONSISTENT GROWTH    Timeshare Industry Sales ($b)    $12.0b $10.0b $8.0b $6.0b $4.0b $2.0b $0.0b    $2.0b $1.6b $1.2b $0.8b $0.4b $0.0b    HGV Net VOI Sales ($b)1    MARKET $9.2 VOLUME LOSS $1.3 $6.3    1974 1975 1976 1977 1978 1979 *1980 1981 1982 1983 1984 1985 *1986 1987 1988 1989 1990 *1991 *1992 1993 *1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017    1974–2007 CAGR: 15% Timeshare Industry Sales Growth ($B) HGV ($B)    (1) Unless otherwise noted, HGV Net VOI Sales data from historical financial statements. 1992 – 1998 HGV Net VOI Sales estimated due to lack of historic data. Note: (*) Started as Orange Lake Resort (**) Wyndham predecessor Fairfield entered the market in 1966, but went bankrupt in 1990. It emerged as the first vacation ownership company to use a points-based model. Source: ARDA; Public Financials Disclaimer: Past performance does not necessarily predict future results.    © 2018 Hilton Grand Vacations Inc. Proprietary    9

STRONG MARKET POSITIONING    Trailing 12-Month Sales Relative to Calendar Year 2007    HGV Market Share: 5%                13% (‘07-‘16)    250% 225% 200% 175% 150% 125% 100% 75% 50% 25% 0%    Q4-07 Q4-08 Q4-09 Q4-10 Q4-11 Q4-12 Q4-13 Q4-14 Q4-15 Q4-16 Q4-17    HGV WYN INDUSTRY VAC    2017 Contract Sales ($ millions) Fee-for-service Sales Mix Net Owner Growth HGV 1,275 54% 7% VAC 803 0% 0% ILG1, 2 561 0% 3% (1) Starwood Vacation Ownership acquired by Interval Leisure Group in May 2016. (2) ILG Contract Sales includes $63M in sales from unconsolidated joint venture in Maui. Source: Public Financials Disclaimer: Past performance does not necessarily predict future results.    © 2018 Hilton Grand Vacations Inc. Proprietary    10

HIGH—QUALITY , LOYAL CUSTOMERS We consider our ~288,000 members to be among the highest quality in the industry with:    $113,000 92% 25 743 Leisure Travel Weighted Average Average Household Homeowners Fico Score1 Income (U.S. Owners as of 12/31/17) Days Per Year (Year ended 12/31/17) (U.S. Owners as of 12/31/17) Delinquency Rate 4.12% Baby Generation X Millennials (For Loans Over 30 Days Loan Default Rate Boomers Past Due Not in Default) (Year ended 12/31/17) (2017 New Owners) (As of 12/31/17) (1) For new loans to U.S. and Canadian borrowers at the time of origination. Disclaimer: Past performance does not necessarily predict future results.    © 2018 Hilton Grand Vacations Inc. Proprietary    11

HIGHLY EFFECTIVE CUSTOMER ENGAGEMENT MODEL    Tours (000s)    350 250 150 50 -50    9.2% cagr since downturn ‘00 ‘01 ‘02 ‘03 ‘04 ‘05 ‘06 ‘07 ‘08 ‘09 ‘10 ‘11 ‘12 ‘13 ‘14 ‘15 ‘16 ‘17    Non-Owner Owner    Disclaimer: Past performance does not necessarily predict future results.    © 2018 Hilton Grand Vacations Inc. Proprietary    12

MARKETING CHANNELS 2017 Sales Mix    ~74% new owners from Hilton affiliated channels    Hilton Marketing Hotel 7% HGV Owners 34% Direct Marketing 44% Non-Hilton Affiliate 15% & Other 51% Hilton affiliated channel Disclaimer: Past performance does not necessarily predict future results.    © 2018 Hilton Grand Vacations Inc. Proprietary    13

NET OWNER GROWTH Member Growth (1999 – 2017)    300,000 200,000 100,000 0    ’99 ‘00 ‘01 ‘02 ‘03 ‘04 ‘05 ‘06 ‘07 ‘08 ‘09 ‘10 ‘11 ‘12 ‘13 ‘14 ‘15 ‘16 ‘17    US Japan Other Int’l    16% cagr 288k Disclaimer: Past performance does not necessarily predict future results.    © 2018 Hilton Grand Vacations Inc. Proprietary    14

INDUSTRY—LEADI NG NET OWNER GROWTH    Net Owner Growth    CAGR 2012–2017    8% 2%1 (1)% (1)% (1) Reflects 2014-2017 growth in members for Vistana Signature Experiences and Hyatt Vacation Ownership. Source: Public Financials Disclaimer: Past performance does not necessarily predict future results.    © 2018 Hilton Grand Vacations Inc. Proprietary    15

CAPITAL—EFFICIENT BUSINESS MODEL    26% 54% 20% Fee-for-Service Capital: • Third Party Capital Revenue Streams: • Commissions & Brand Fees • Club & Resort Management • Rental & Ancillary Margin: • vs. Developed—lower • vs. JIT—lower Return: • vs. Developed—higher • vs. JIT—higher    26% 54% 20% Just-in-Time Capital: • HGV Capital Revenue Streams: • Sales of VOI • Financing • Club & Resort Management • Rental & Ancillary Margin: • vs. Developed—lower • vs. FFS—higher Return: • vs. Developed—higher • vs. FFS—lower    26% 54% 20% Developed Capital: • HGV Capital Revenue Streams: • Sales of VOI • Financing • Club & Resort Management • Rental & Ancillary Margin: • vs. JIT—higher • vs. FFS—higher Return: • vs. JIT—lower • vs. FFS—lower    Note: Above charts reflect percentage of 2017 Contract Sales ($1,275 million). Disclaimer: Past performance does not necessarily predict future results.    © 2018 Hilton Grand Vacations Inc. Proprietary    16

THE CAPITAL—EFFICIENT MODEL ALLOWS US TO DEVELOP INVENTORY RAPIDLY AND SUPPORT HIGHER SALES    HGV Contract Sales (2012-2017) (Millions of Dollars)    1,400 1,200 1,000 800 600 400 200 0    796 52 134 546 116 2012 829 258 319 252 2013 905 351 235 319 2014 1,068 611 246 211 2015 1,172 657 304 211 2016 1,275 694 324 257 2017 Owned    % FFS 17% 31% 39% 58% 56% 54% CAGR (2012–2017) Total 10% FFS 39% Developed (10)% JIT 17% Disclaimer: Past performance does not necessarily predict future results.    © 2018 Hilton Grand Vacations Inc. Proprietary    17

KEY DEVELOPMENT PARTNERS

3rd Party Developers	Property Names (dates)	# of units[1]	HGV Investment ($ millions)	Estimated Gross Volume ($ millions)	Since 2010
Lantern Asset Management; Centerbridge	• Elara – 2012 (Conversion)[2] • Sunrise Lodge – 2012 (Conversion)[3]	1,201 83	$21 2	$1,540 – 1,880 140 – 170	2,602 units added[1]
Blackstone; ADIA	• Grand Islander – 2014 (New Build)	418	23	1,590 – 1,940	$72M HGV Investment
Goldman Sachs	• Las Palmeras – 2016 (Conversion)	206	5	290 – 360	~$6B estimated gross volume
Strand Capital Group; Goldman Sachs	• Anderson Ocean Club – 2011 (Conversion) • Ocean 22 – 2014 (New Build) • Ocean Oak Resort – 2015 (New Build) • Ocean Enclave – 2018 (New Build) • Liberty Place Charleston – 2019 (New Build)	172 230 65 N/A N/A	1 5 2 7 3	170 – 210 280 – 340 210 – 260 530 – 650 270 – 330	$72M vs. ~$1.5B[4]
Grand Pacific Resorts	• MarBrisa – 2010 (Conversion)	196	2	270 – 330	
Prime Investimenti	• Borgo Alle Vigne – 2013 (New Build)	31	1	20 – 30	

(1) Represents number of units under management as of 3/31/18.
(2) Elara subsequently purchased by Blackstone and HGV in a Joint Venture in July 2017.
(3) Sunrise subsequently purchased by HGV in October 2017.
(4) Represents the capital HGV would have spent if these weren't Fee-for-Service projects: estimated product cost of 25% applied to the ~$6B estimated gross volume.
Disclaimer: Past performance does not necessarily predict future results.

© 2018 Hilton Grand Vacations Inc. Proprietary

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JAPAN OVERVIEW

Committed to Japan

~58,000
Member Families in Japan

8%
Net Owner Growth
(2012-2017 CAGR)

~500
Team Members in Japan

High-Quality, Loyal Japanese Customers

69%
College Graduates

16
Leisure Travel Days Per Year

Beach
Top Destination Type

Okinawa
Top Asia Destination



Disclaimer: Past performance does not necessarily predict future results.

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© 2018 Hilton Grand Vacations Inc. Proprietary

JAPAN PROJECTS    Sesoko Pristine and Unparalleled Beauty 132 Timeshare Units Dedicated Check-in Facilities Private Pool A Dine-In / Take-Out Deli Concept    Odawara Stunning Mountain and Sea Views Hillside Collection of 10 Villas Ability to develop up to 100 more units in phases over time Access to Hilton Odawara Resort & Spa restaurants, indoor and outdoor pools, tennis courts, indoor golf training facility and bowling    © 2018 Hilton Grand Vacations Inc. Proprietary    20

FINANCIAL STRENGTHS    © 2018 Hilton Grand Vacations Inc. Proprietary

KEY BUSINESS DRIVERS    Real estate revenues driven by tours and closings Real estate margin driven by inventory, sales and marketing efficiency Financing margin driven by 2/3 financing propensity of our owned sales, scale and low cost of funds Focus on net owner growth expands member base Growing membership base drives resort and club margin We rent unsold/unused inventory and generate margin after covering the cost of inventory carry and HGV point conversions    © 2018 Hilton Grand Vacations Inc. Proprietary    22

KEY BUSINESS DRIVERS    Tours (thousands) 331 306 262 288 2014 2015 2016 2017 Contract Sales ($ millions) $1,275 $1,172 $1,068 $905 2014 2015 2016 2017    Financing Propensity1 63.6% 65.3% 65.4% 55.1% 2014 2015 2016 2017 Default Rate 4.12% 3.67% 3.22% 2.84% 2014 2015 2016 2017    # of Members (thousands) 288 269 250 230 2014 2015 2016 2017 Club & Resort Management Revenue per Member $531 $548 $488 $500 2014 2015 2016 2017    12% cagr 4% cagr (1) % of developed contract sales financed (excluding 90-day “same as cash” loans). Disclaimer: Past performance does not necessarily predict future results.    © 2018 Hilton Grand Vacations Inc. Proprietary    23

RESILIENT BUSINESS MODEL Contribution to Segment Adjusted EBITDA 2017    Estate Real 45% Financing 19% Club Resort & 21% Rental Ancillary & 15% 39% one-year visibility 40% contractual and recurring Disclaimer: Past performance does not necessarily predict future results.    © 2018 Hilton Grand Vacations Inc. Proprietary    24

CAPITAL—EFFICIENT BUSINESS MODEL    2017 Sales Mix as a Percentage of 2017 Contract Sales    Inventory Supply as of 12/31/17 years of sales remaining (contract sales)    26% Developed Just-in-Time 54% Fee-for-Service 20% Owned Capital-Efficient    0.5 years 2.2 years 2 years    89% Capital-Efficient Disclaimer: Past performance does not necessarily predict future results.    © 2018 Hilton Grand Vacations Inc. Proprietary    25

OUTLOOK AND ADJUSTED EBITDA RECONCILIATION

2018E		
(In millions)	Low Case	High Case
Segment Adjusted EBITDA[1]	**660**	**679**
General and administrative	88	86
License fee expense	95	97
Adjusted EBITDA from unconsolidated affiliate	(8)	(9)
Adjusted EBITDA[1]	**485**	**505**
Share based comp	19	19
Other items[2]	1	3
EBITDA[1]	**465**	**483**
Interest expense	29	27
Depreciation and amortization	34	32
Interest expense and depreciation and amortization from unconsolidated affiliates	5	5
Income tax expense	107	113
Net income	**290**	**306**
Cash flow from operating activities[3]	(215)	(185)
Non-inventory capex	(60)	(50)
Free Cash Flow	**(275)**	**(235)**
Net proceeds from securitization activity	150	160
Adjusted Free Cash Flow	**(125)**	**(75)**

Supplemental information of the Sales of VOI for a project under construction in 2017, but will be deferred until 2018 when the project is completed due to the adoption of ASC 606.

Net Deferral Impact	**(68)**	**(68)**

	2018
Net Income	$290M to $306M
EPS	$2.93 to $3.09
Adjusted EBITDA[1]	$485M to $505M
Net Cash Provided by Operating Activities[3]	($215M) to ($185M)
Free Cash Flow	($275M) to ($235M)
Contract Sales Growth	8% to 10%
FFS as % of Contract Sales	50% to 55%

(1) Includes deferred revenue from sales of VOIs for a project under construction in 2017 to be recognized in 2018 due to the adoption of ASC 606.
(2) Represents adjustments for one-time public company costs.
(3) Inventory spending, which is included in cash flow from operating activities, is projected to be between $510 million and $530 million. In addition to ongoing and previously announced projects and initiatives, this amount includes approximately $390 million of anticipated spending on new projects during 2018 that have not yet been announced.
Disclaimer: Past performance does not necessarily predict future results.

© 2018 Hilton Grand Vacations Inc. Proprietary

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HISTORICAL ADJUSTED EBITDA RECONCILIATION

YEAR ENDED DECEMBER 31,

	2014	2015	2016	2017
Total Revenues	**$1,317**	**$1,475**	**$1,583**	**$1,711**
Net income	167	174	168	327
Interest expense	36	29	29	27
Income tax expense (benefit)	113	118	125	(16)
Depreciation and amortization	18	22	24	29
Interest expense, depreciation, and amortization included in equity in earnings from unconsolidated affiliate	-	-	-	3
EBITDA[1]	**$334**	**$343**	**$346**	**$370**
(Gain)/loss on foreign currency translation	2	-	-	-
Other (gain)/loss	(5)	-	1	-
Share-based compensation expense	4	13	8	15
Other adjustment items	3	4	35	10
Adjusted EBITDA[1]	**$338**	**$360**	**$390**	**$395**
Cash flow from operations[2]	214	165	190	356
Non-inventory capital expenditures	(17)	(18)	(34)	(47)
Free Cash Flow	**$197**	**$147**	**$156**	**$309**

(1) During the first quarter of 2017, we revised our definition of EBITDA to exclude the adjustment of interest expense relating to our non-recourse debt as a reconciling item to arrive at net income (loss) in order to conform to the presentation of the timeshare industry following the consummation of the spin-off from Hilton.
(2) For the years ended December 31, 2014, 2015 and 2016, amount includes share-based compensation expense which, prior to the spin-off, was included as a component of financing activities on the condensed consolidated statements of cash flows.
Disclaimer: Past performance does not necessarily predict future results.

© 2018 Hilton Grand Vacations Inc. Proprietary

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LTM SALES AND SEGMENT ADJUSTED EBITDA RECONCILIATION

YEAR ENDED DECEMBER 31,	2016	2017
Contract Sales	1,172	1,275
Fee-for-Service Sales	657	694
Owned Sales	515	581
Business Lines		
Real Estate Revenues		
Sales of VOIs, net	508	548
Sales, marketing, brand and other fees	499	544
Expenses		
Cost of VOI sales	(152)	(148)
Sales and marketing	(605)	(663)
Restructuring and one-time spin related costs	3	2
Intersegment Eliminations	(21)	(30)
Share-based compensation add-back	2	2
Contribution to Segment Adjusted EBITDA	**234**	**255**
Financing Revenues		
Financing Revenue	134	147
Expenses		
Financing Expense	(32)	(43)
Contribution to Segment Adjusted EBITDA[1]	**102**	**104**
Club and Resort Management Revenues		
Club and resort management revenues	143	158
Expenses		
Club and resort management expense	(36)	(43)
Intersegment Eliminations	(2)	1
Share-based compensation add-back	1	2
Contribution to Segment Adjusted EBITDA	**106**	**118**
Rental and Ancillary Revenues		
Rental and ancillary services revenues	173	179
Intersegment Eliminations	23	29
Expenses		
Rental and ancillary services expense	(113)	(122)
Contribution to Segment Adjusted EBITDA	**83**	**86**
Total Segment Adjusted EBITDA[1]	**525**	**563**

(1) During the first quarter of 2017, we revised our definition of EBITDA to exclude the adjustment of interest expense relating to our non-recourse debt as a reconciling item to arrive at net income (loss) in order to conform to the presentation of the timeshare industry following the consummation of the spin-off from Hilton.

Disclaimer: Past performance does not necessarily predict future results.

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© 2018 Hilton Grand Vacations Inc. Proprietary

© 2018 Hilton Grand Vacations Inc. Proprietary